As filed with the Securities and Exchange Commission on March 17, 2006

Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______BIG BEAR MINING CORP._____
(Exact name of registrant as specified in its charter)

NEVADA	1081	20-4350483
(State of incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

Big Bear Mining Corp. 1728 Yew Street Suite 8 Vancouver B.C. CANADA V6K 3E9 (604) 376-7468 (Address, Zip Code and Telephone Number of Principal Executive Offices)	Empire Stock Transfer 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128 (702) 562 4091_________________ (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.          |X|

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Securities To Be Registered	Amount To Be Registered	Offering Price Per Share (1)	Aggregate Offering Price (2)	Registration Fee
Common Stock:	779,000	$0.10	$77,900	$ 10

(1) Based on the last sales price in November 2005

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

No exchange or over-the-counter market exists for our shares.  The offering price was established by management and does not reflect market value, assets or any established criteria of valuation.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Prospectus

BIG BEAR MINING CORP.
779,000 Shares of Common Stock

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

Before this offering, there has been no public market for the common stock.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING AT PAGE 6.

	Price Per Share	Aggregate Offering Price	Dollar Amount to be Registered
Common Stock	$0.10	$77,900	$77,900

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board or equivalent market, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise and any representation to the contrary is a criminal offense.

The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

This summary highlights important information about our business and about this offering. Because it is a summary, it does not contain all the information you should consider before investing in the common stock. So, please read the entire prospectus.

Our Business

We intend to be in the business of mineral property exploration.  To date, we have not conducted any exploration on our mineral claims located in the Omineca Mining Division, British Columbia.  We own a 100% interest in the Holy Cross1 mining claim, ( hereinafter referred to as the "Holy Cross Property"). The claim was staked on our behalf by our President, Mr. Aaron Hall. Mr. Hall staked these claims in December 2005. We reimbursed Mr. Hall for this amount.

Our objective is to conduct mineral exploration activities on the mineral claims in order to assess whether it possesses economic reserves of gold, silver and/or copper.  We have not yet identified any economic mineralization on the property.  Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated in the State of Nevada on April 14, 2005.Our administrative office is located at 1728 Yew Street, Suite 8 Vancouver B.C. V6K 3E9 and our registered statutory office is located at Suite 300 - 7251 West Lake Mead Blvd, Las Vegas, Nevada 89128. Our telephone number is (604) 376-7468. Our fiscal year end is December 31.

Some previous exploration work has been done on our mineral claims by other companies.

The Offering

Following is a brief summary of this offering:

Securities being offered	Up to 779,000 shares of common stock, par value $0.001.
Offering price per share

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 779,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144(k) or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued	2,779,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION
Balance Sheet Data at December 31, 2005
Cash:	$ 43,061
Total Assets	$ 43,061
Liabilities:	$ 495
Total Stockholders Equity:	$ 42,566
From Incorporation on April 14, 2005 to December 31, 2005
Revenue:	0
Net loss:	$ (234)

RISK FACTORS

Please consider the following risk factors before deciding to invest in the common stock.

RISKS ASSOCIATED WITH OUR COMPANY:

1. We need to continue as a going concern if our business is to succeed, if we do not we will go out of business.

Our independent accountant's report to our audited financial statements for the period ended December 31, 2005, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such factors identified in the report are our accumulated deficit since inception, our failure to attain profitable operations and our dependence upon obtaining adequate financing to pay our liabilities.  If we are not able to continue as a going concern, it is likely investors will lose their investments.

2. It is unlikely that we will ever find any reserves on our mineral claims. If we do not find any reserves on our mineral claims we will likely go out of business and you may lose your entire investment.

A mineral reserve is that part of a mineral deposit, which could be economically and legally extracted or produced at the time of the reserve determination. It is unlikely that we will ever find any reserves on our mineral claims. If we do not find any reserves on our mineral claims we will likely go out of business and you may lose your entire investment.

3. If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete all intended exploration of the property, and therefore we will need to obtain additional financing in order to complete our business plan.  As of December 31, 2005, we had cash in the amount of $43,061. We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the property.  We do not currently have sufficient funds to conduct initial exploration on the property and require additional financing in order to determine whether the property contains economic mineralization.  We will also require additional financing if the costs of the exploration of the property are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for copper, silver and gold, investor acceptance of our property and general market conditions.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.  The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

4. Because we have not commenced business operations, we face a high risk of business failure.

Although we are preparing to commence exploration on the property in the spring of 2006, we have not yet commenced exploration on the property.  Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on April 14, 2005 and have been involved primarily in organizational activities and the acquisition of our mineral property.  We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from development of the mineral claims and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

6. We lack an operating history and we expect to have losses in the future.

We have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the following:

Our ability to locate a profitable mineral property;

Our ability to generate revenues; and

Our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

7. We have no known ore reserves and we cannot guarantee we will find any gold or if we find gold, that production will be profitable. Even if we are successful in discovering gold or other mineralized material we may not be able to realize a profit from its sale. If we cannot make a profit, we may have to cease operations.

We have no known ore reserves. We have not identified any gold on the mineral claims and we cannot guarantee that we will ever find any gold. The report we reviewed in selecting the mineral claims for exploration are old and may be out of date. Even if we find that there is gold on our mineral claims, we cannot guarantee that we will be able to recover the gold. If we cannot find gold or it is not economical to recover the gold, we will have to cease operations.

The price of an ounce of gold is approximately $560. In the past, the price of gold has been as high as $800 per ounce. In order to maintain operations, we will have to sell our gold for more than it costs us to mine it.

8. Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

9. Because we are small and do not have much capital, we must limit our exploration and consequently may not find mineralized material. If we do not find mineralized material, we will cease operations.

Because we are small and do not have much capital, we must limit our exploration. Because we may have to limit our exploration, we may not find mineralized material, although our mineral claims may contain mineralized material. If we do not find mineralized material, we will cease operations.

10. If we become subject to onerous government regulation or other legal uncertainties, our business will be negatively affected.

There are several governmental regulations that materially restrict mineral property exploration and development. Under British Columbia mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws do not affect our current exploration plans, if we proceed to commence drilling operations on the mineral claims, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues.  In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied.  These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

RISKS ASSOCIATED WITH THIS OFFERING:

11. Because there is no public trading market for our common stock, you may not be able to resell you stock.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS.

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price, based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 779,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.

390,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed in October 2005; and

2.

389,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed in November 2005.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. The number of shares owned by each prior to this offering;

2. The total number of shares that are to be offered for each;

3. The total number of shares that will be owned by each upon:

(a) completion of the offering; and

(b) the percentage owned by each upon completion of the offering.

Name and Address of Shareholders	Number of Shares Owned Before Offering	Total Number of Shares to be Offered during Offering	Number of Shares Owned Upon Completion of the Offering	Percentage Owned upon completion of the Offering
WAYNE KILL 1200 ALBERNI ST. VANCOUVER, B.C. V6E1A6	30,000	30,000	0	0
JOBI JOBBER 3018 W. 6TH VANCOUVER, B.C. V6K1X3	1,000	1,000	0	0
LEE-WAI YU 2733 SW MARINE DR. VANCOUVER, B.C. V6P2C6	1,000	1,000	0	0
CURTIS THOMAS 3048 GHUM-LYE DR. NORTH VANCOUVER, B.C. V7H2V5	2,500	2,500	0	0
HUGO MOLINA 961 BROADVIEW NORTH VANCOUVER, B.C. V7L1B7	2,000	2,000	0	0
MAURICIO INZUNZA 1363 UYDE ST. WEST VANCOUVER, B.C. V7T2W9	5,000	5,000	0	0

Name and Address of Shareholders	Number of Shares Owned Before Offering	Total Number of Shares to be Offered during Offering	Number of Shares Owned Upon Completion of the Offering	Percentage Owned upon completion of the Offering
THOMAS ROSS 1066 HEYWOOD VANCOUVER, B.C. V6B3E7	10,000	10,000	0	0
NICK TCHORBADJIYSKY 2657 WHITELY CRT. NOTH VANCOUVER, B.C. V7J2R7	6,000	6,000	0	0
DENNIS THOMAS 3053 DOLLARTON HWY. NORTH VANCOUVER, B.C. V7H1B1	64,000	64,000	0	0
JASON FROST 1763 ORWELL NORTH VANCOUVER, B.C. V7J3K6	82,000	82,000	0	0
SHAUN LAYTON 1120 PREMIER ST. NORTH VANCOUVER, B.C. V7J2H3	18,000	18,000	0	0
ADAM ROSS 1049 ADDERLY ST. NORTH VANCOUVER, B.C. V7L1T4	75,000	75,000	0	0

Name and Address of Shareholders	Number of Shares Owned Before Offering	Total Number of Shares to be Offered during Offering	Number of Shares Owned Upon Completion of the Offering	Percentage Owned upon completion of the Offering
MARIA HAY 804 WHITCHURCH ST. NORTH VANCOUVER, B.C. V1L 2A4	5,000	5,000	0	0
TRISH AY #1606-1367 ALBERNI ST VANCOUVER, B.C. V6E 4R9	15,000	15,000	0	0
DAMIAN OSBORNE 939 HOMER STREET ST. VANCOUVER, B.C. V6B 2W6	15,000	15,000	0	0
STEVE FREEMAN 157-2416 MAIN STREET VANCOUVER, B.C. V5T3E2	2,000	2,000	0	0
GEOFF A. VIRGO 202-2116 6TH ST. VANCOUVER, B.C. V6K1V6	3,000	3,000	0	0
DARREN UYENO #32-2450 HAWTHORNE AVE. PORT COQUITLAM, B.C. V3C6B3	5,000	5,000	0	0

Name and Address of Shareholders	Number of Shares Owned Before Offering	Total Number of Shares to be Offered during Offering	Number of Shares Owned Upon Completion of the Offering	Percentage Owned upon completion of the Offering
ADRIAN BUCKLEY 445 E 19TH STREET NORTH VANCOUVER, B.C. V7L2Z6	8,000	8,000	0	0
GARY MANG 2529 BENDALE RD. NORTH VANCOUVER, B.C. V7H1G6	10,000	10,000	0	0
KOBY CARLETON 106-20268 54 AVE. LANGLEY, B.C. V3A3W3	7,500	7,500	0	0
NORMA FREEMAN 131 W. 20TH ST. UNIT 201 NORTH VANCOUVER, B.C. V7M1Y2	10,000	10,000	0	0
DANNY SIEGEL 19889 53 AVE. LANGLEY, B.C. V2Z1H7	7,000	7,000	0	0
SEAMUS TURNBULL 1981 248TH ST. LANGLEY, B.C. V4W2B7	5,000	5,000	0	0

Name and Address of Shareholders	Number of Shares Owned Before Offering	Total Number of Shares to be Offered during Offering	Number of Shares Owned Upon Completion of the Offering	Percentage Owned upon completion of the Offering
RUSSEL J. LIM 2225 TRIUMPH ST. VANCOUVER, B.C. V5L1L2	50,000	50,000	0	0
SHELLY HAMER-JACKSON 302-939 HOMER ST. VANCOUVER, B.C. V6B2W6	10,000	10,000	0	0
MICHELLE BRABNIK 1211 ALDER BAYWALK VANCOUVER, B.C. V6H3T6	10,000	10,000	0	0
VICTORIA HAMER-JACKSON 849 RIVERSIDE DR. NORTH VANCOUVER, B.C. V7H1V6	50,000	50,000	0	0
ANDY GREEN #3090-2016 W.1ST AVENUE VANCOUVER, B.C. V6J1G8	10,000	10,000	0	0
NELSON FERRETT 1728 YEW ST. SUITE 8 VANCOUVER B.C. V6K3E9	50,000	50,000	0	0

Name and Address of Shareholders	Number of Shares Owned Before Offering	Total Number of Shares to be Offered during Offering	Number of Shares Owned Upon Completion of the Offering	Percentage Owned upon completion of the Offering
BEN MARKORY 3285 W.4TH AVE. VANCOUVER, B.C. V6K1R8	10,000	10,000	0	0
JEREMY McCARTHY #26-12449 191ST PITT MEADOWS, B.C. V3Y2R4	40,000	40,000	0	0
ALISTER BRODIE 2338 W.37TH AVE. VANCOUVER, B.C. V6M1P3	25,000	25,000	0	0
AMY ANGUS 2338 W.37TH AVE. VANCOUVER, B.C. V6M1P3	10,000	10,000	0	0
TAMMY ANDERSON 904 BERKLEY NORTH VANCOUVER, B.C. V7H1Y2	25,000	25,000	0	0
STEVE ROGERS 202-5733 VINE ST. VANCOUVER, B.C. V6M4A2	40,000	40,000	0	0

Name and Address of Shareholders	Number of Shares Owned Before Offering	Total Number of Shares to be Offered during Offering	Number of Shares Owned Upon Completion of the Offering	Percentage Owned upon completion of the Offering
DERRICK HUMPHREYS 2951 LONSDALE NORTH VANCOUVER, B.C. V7N3J3	10,000	10,000	0	0
JOHN STUART ANDERSON 2951 LONSDALE NORTH VANCOUVER, B.C. V7N3J3	50,000	50,000	0	0

Each named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 2,779,000 shares of common stock outstanding on the date of this prospectus.

Victoria Hammer-Jackson is the mother of Aaron Hall, our President, CEO, Secretary, Treasurer and director.

Shelley Hammer-Jackson is the sister of Aaron Hall, our President, CEO, Secretary, Treasurer and director.

Other than as described above, none of the selling shareholders:

1. Has had a material relationship with us other than as a shareholder at any time within the past three years; or

2. Has ever been one of our officers or directors.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.

The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. The selling shareholders and any broker-dealer who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales.

None of the selling shareholders has any arrangement or agreement with any broker-dealer or underwriting firm to resell any shares on behalf of the selling shareholders.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required by Item 507 of Regulation S-B concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  These are estimated to be $17,045. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"  prices for penny stocks and the significance of the spread between the bid and ask price;
  contains a toll-free telephone number for inquiries on disciplinary actions;
  defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  contains such other information and is in such form (including  language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

  bid and offer quotations for the penny stock;
  the compensation of the broker-dealer and its salesperson in the transaction;
  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

BUSINESS

In General

We intend to commence operations as an exploration stage mineral exploration company. As such, there is no assurance that a commercially viable mineral deposit exists on our mineral claims.  Further exploration will be required before a final evaluation as to the economic and legal feasibility of the mineral claims is determined.

We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. In British Columbia we are registered to do business under the name Big Thunder Mining Corp. We acquired a 100% undivided right, title and interest in and one mineral claim comprising 500 hectares located 145 kilometers west of Prince George, British Columbia, Canada.    In order to acquire the claims, our President, Aaron Hall staked the claims in December 2005. On February 20, 2006 we reimbursed Mr. Hall for the purchase.

Our plan of operation is to determine whether the mineral claims contain reserves of gold, silver and/or copper that are economically recoverable.  The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

Even if we complete our proposed exploration programs on the property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Holy Cross Mineral Property Purchase Agreement

In December 2005, Mr. Aaron Hall, our President, acquired a mineral claim comprising 500 hectares located 145 kilometers west of Prince George, British Columbia, Canada. Mr. Hall as a licenced free miner staked the claims on our behalf. On February 20, 2006, we reimbursed Mr. Hall $1,000 for the Holy Cross Property.

Title to the Holy Cross Property

The Holy Cross Property consists of one mineral claim totaling 500 hectares.  A "mineral claim" refers to a specific section of land over which a title holder owns rights to exploration to ground.  Such rights may be transferred or held in trust.  The claim comprising the Holy Cross property are registered 100% in the name of our President, Aaron Hall. The claims have been transferred to us by Mr. Hall. This claim will only be valid as long as we spend a minimum of $880 in exploration work each year.  Alternatively, we may pay the same amount per claims in cash to the British Columbia government in order to maintain the claims in good standing.

If Aaron Hall, as trustee becomes bankrupt or transfers the claims to a third party, we may incur significant legal expenses in enforcing our interest in the claims in British Columbia courts.

The registration of the claims in the name of a trustee does not impact a third party's ability to commence an action against us respecting the Holy Cross property or to seize the claims after obtaining judgment.

Location and Access and Property Description

(1) The Holy Cross Property is located approximately 145 kilometers west of Prince George, British Columbia within the Omineca Mining Division which lies in the Interior Plateau region of central British Columbia. The property consists of 500 hectares centered over a small hill at 53o 47.5' north latitude, 124 o 58' west longtitude, between Bentzi Lake and Holy Cross Mountain.

Access to the mineral claim is provided by a network of logging roads connected to Highway 16 east of Fraser Lake, British Columbia. After traveling 38 kilometers on the Holy Cross Forest Service Road, a turn off road leads to the Holy Cross Property. The mineral claim covers an area of logged and forested hillsides ranging in elevation from 1150 to 1400 meters. The hills are drained by small streams.

Previous Work

The Holy Cross property was discovered in 1987 by Noranda Exploration Company. The original claims were staked after rock samples collected from a rhyolite dome returned anomalous concentrations of gold. Noranda explored the property in 1988 and 1989 using extensive soil sampling, geological mapping, trenching and geophysical surveys. The property was also staked by Kennecott Canada and Cogema Resources in 1994 resulting in a claim dispute with Noranda. Prior to conceding the ground, Kennecott conducted geological mapping and geochemical surveys. During October 1994, Cogema Resources conducted reconnaissance soil and rock sampling. A portion of the property was optioned to Phelps Dodge Corporation of Canada in 1995 who conducted some additional geochemical surveys and geological mapping. The area of the Holy Cross Property covering the key showings lapsed in 1999. A portion of the property was staked in February 2000 and lapsed in February 2005.Geochemical sampling consists of the gathering of samples from property areas with the most potential to host economically significant mineralization based on past exploration results.  All samples gathered are normally sent to a laboratory where they are crushed and analyzed for metal content.

Geological mapping involves dividing a portion of the property being explored into small sections.  Results are then recorded, or mapped, depending on that area of the grid from which samples are taken. Trenching identifies the continuity and extent of mineralization, if any, below the surface.

Glossary of Terms

The following are the definitions of some of the highly technical and geological terms which follow below.

Andesite: A type of rock that typically formed through the relatively rapid crystallization of a lava. Andesite was named after the Andes Mountains of South America.

Assay: A chemical test performed on a sample of ores or minerals to determine the amount of valuable metals contained.

Development: Work carried out for the purpose of opening up a mineral deposit and making the actual ore extraction possible.

Diamond Drill: A rotary type of rock drill that cuts a core of rock that is recovered in long cylindrical sections, two centimeters or more in diameter.

Diorite: An intrusive rock formed by molten lava (igneous).

Exploration: Work involved in searching for ore, usually by drilling or driving a drift.

Gabbro: A coarse-grained, dark, igneous rock.

Geophysical Survey: Indirect methods of investigating the subsurface geology using the applications of physics including electric, gravimetric, magnetic, electromagnetic, seismic, and radiometric principles.

Grade: The average assay of a ton of ore, reflecting metal content.

Hornblende: an important rock-forming mineral made chiefly of silicates of magnesium, calcium and iron, black in color.

Mineralization: The presence of economic minerals in a specific area or geological formation.

Net Smelter Return: A share of the net revenues generated from the sale of metal produced by a mine.

Porphyry: Any igneous rock in which relatively large crystals, called phenocrysts, are set in a fine-grained groundness.

Reclamation: The restoration of a site after mining or exploration activity is completed.

Reserves: That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

Skarn: Name for the metamorphic rocks surrounding an igneous intrusive where it comes in contact with a limestone or dolomite formation.

Triassic: the earliest of the three geologic periods comprised in the Mesozoic era.

Tertiary: the earlier of the two geologic periods in the Cenozoic era

Vein: A mineralized zone having a more or less regular development in length, width and depth which clearly separates it from neighboring rock.

Geological Report: Holy Cross Property

We have a geological report on the mineral claim. The report by Geoffrey Goodall, professional geologists, provides an assessment of the property and sets out recommendations. The geological report summarizes the results of exploration in the area of the property and makes a recommendation for further exploration work.

In the report, Mr. Goodall concludes that the results of exploration work indicate gold mineralization on the property. The author notes that the combination of several factors warrant further exploration. The author notes that inspection of the known areas of mineralization at the property confirm the presence of a large system of hydrotherally altered rocks. He also notes that recent road construction on the north side of Holy Cross Mountain has exposed additional zones of strong epithermal altered rhyolite and dacite. Both of these factors indicate: XX

Mr. Goodall in his report makes specific recommendations based on his conclusions to determine the potential of the property to host economic quantities of gold. He recommends that an initial program of data acquisition, review and compilation of historic geological information be undertaken to further assess the property. He also believes geological mapping and further rock geochemical sampling are warranted to further assess the prospect prior to drilling.

We intend to formulate an exploration program based on the recommendations in Mr. Goodall's reports for an initial phase of exploration. We have also formulated a program for a second phase after completion of the program recommended by Mr. Goodall. We anticipate the program to be as follows:

We intend to implement an exploration program and intend to proceed in the following two phases all of which it is intended will be performed or supervised by a geologist with significant exploration experience, and by independent contractors hired by us.

Phase 1, as recommended by Mr. Goodall will include data acquisition, compilation, review and confirmation sampling, budgeted as follows:

Data Acquisition, review and compilation: $10,000

Geological mapping-14 days: $6,000

Geochemical analyses-100 samples: $2,500

Travel expenses-accommodation, board: $1,000

Vehicle Rental-14 days: $1,400

Airfare-Vancouver to Price George, return: $750

Field Supplies, communications: $1,250

Report preparation, result compilation: $2,000

Miscellaneous: $100

Total: $25,000

Data acquisition will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this phase of the exploration process on the properties. We anticipate that this activity will take approximately one month.

When the research is completed, our initial work will be augmented with geologic mapping and geochemical testing of our claims. The geologic mapping on the property will be done by taking soil samples throughout the property at approximately 200-300 foot intervals. On areas with no rock outcrops, we will do soil survey grids. We will also analyze surface outcrops of rock and the topography of the property to assist in the geologic mapping.

As set out above, we may also conduct limited geochemical testing during Phase 1. Rock samples will be taken from the property and taken to a lab where a determination of the elemental make up of the sample and the exact concentrations of gold will be made. We will then compare the relative concentrations of gold in samples so the results from different samples can be compared in a more precise manner and plotted on a map to evaluate their significance. We anticipate the cost of geochemical testing to be approximately $2,500. We will commence this activity immediately after completion of our research and anticipate that the geochemical testing will take up to six weeks.

Phase 1 will take about 3 months and cost approximately 25,000. We currently have adequate capital to complete the various stages of Phase 1.

Phase 2 involves an initial examination of the underground characteristics of any vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are:

More extensive trenching

More advanced geophysical work including ground magnetic and electrical geophysical work

Diamond Drilling

Trenching identifies the continuity and extent of mineralization, if any, below the surface. We will rely primarily on extensive trenching and diamond drilling during Phase 2 to identify the extent of mineralization.

When available, existing workings, like trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will begin trenching the area. Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thorough examination of the surface of the vein structure types, if any, generally encountered in the area. They also allow easier restoration of the land to its pre-exploration condition when we conclude our operations. Once excavation of a trench is completed, samples are taken to a lab and then analyzed. We will analyze trench samples at a lab in Prince George, British Columbia. Rock chip samples will tested for traces of gold, silver, lead, zinc and iron, however our primary focus is the search for gold. A careful interpretation of this available data collected from the various tests aids in determining whether or not the claims have current economic potential and whether further exploration is warranted.

We anticipate the cost of the trenching during Phase 2 to be approximately $20,000. We will commence more extensive trenching approximately two to four weeks after completion of Phase 1 after we have had time to review the results from Phase 1 and data from more extensive geophysical work in Phase 2. This stage will take approximately four to six weeks to complete.

Diamond drilling is an essential component of exploration and aids in the delineation and definition of any deposits. The extent of this drilling program will be determined by the occurrences of gold, if any, revealed by Phase 1. If gold occurrences are revealed during Phase 1 diamond drilling will be done to test for potential extensions.

Definition drilling is done with compressed air drills. Holes will be strategically drilled on the claims in reliance on the information generated during Phase 1. When drilling the accumulation of drilling mud may occur. We may use a small sump in order to collect the drilling mud.

Diamond drilling will occur after trenching and advanced geophysical work and will continue for up to two months.

We will also rely on ground magnetic and electrical geophysical work. Ground magnetic and electrical methods are used to determine the location of near-surface faults and to characterize the materials in and near fault zones. The types of properties considered would include grain size, sediment type and fault zone alteration.

Magnetic and electrical geophysics will be used to map shallow subsurface expressions of faulting. Subsurface electrical conductivity measurements will be used to locate zones of increased mineralization.

The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. We anticipate the approximate cost of the geophysical work to be approximately $10,000 and anticipate commencing immediately after Phase 1 and completing in approximately 4 weeks. The approximate cost of drilling is estimated to be $50,000 to $70,000.

After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants continued exploration.

Phase 2 will take up to 4 months and cost up to $100,000.

We intend to interest other companies in the property if we find mineralized materials.

The two phases of exploration will be conducted by a qualified geologist with reasonable experience in exploration of gold and mineral properties.

Following completion of Phases 1 and 2, our board of directors will make the assessment whether to continue exploration based on an analysis of results of our initial exploration efforts and based on advice from our contracted geologist. Criteria we will consider in making this assessment include the nature and density of the underlying rock. If the rock encountered is tombstone or granite we are more likely to proceed with more extensive drift driving as the cost of construction is lower than if the rock is unstable and/or fractured.

The primary factor we will take into account in deciding whether to proceed with extensive drift driving will be the grade and consistency of the ore encountered. That is to say, our estimate of the amount of gold per ton in the underlying rock will determine the extent of our underground work.

Geophysical surveys will require line cutting. Line cutting involves removing bush from the property in order to produce straight clearings.  This provides grid boundaries for geophysical and other surveys.

Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization.  Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured.

We do not have any agreement with Mr. Goodall to provide geological services for planned exploration work on the mineral claims.

Mineral claims Geology

The Holy Cross Property is underlain by Mesozoic and Cenozoic volcanic, sedimentary and intrusive rocks. Jurassic intermediate volcanic rocks are cut by middle Jurassic intrusions which are uncomformably overlain by Cretaceous sedimentary rocks and intermediate volcanic flows.

The source of the above description of the rock formation and mineralization of the mineral claims was the Government of BC Ministry of Energy and Mines website at http://www.gov.bc.ca/em and the report of Mr. Goodall. The Government website contains a detailed description of the rock formation and mineralization of all staked lands in British Columbia.

Previous Exploration

As stated above some previous work has been completed on the mineral claims.

Competitive and Other Factors

The gold mining industry is fragmented. We compete with other exploration companies looking for gold. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. While we compete with other exploration companies, there is no competition for the exploration or removal of minerals from our mineral claims. Readily available gold markets exist in the United States and around the world for the sale of gold.

We may not have access to all of the supplies and materials we need to begin exploration that could cause us to delay or suspend operations. Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as explosives, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

Regulations

Our mineral exploration program is subject to the Mineral Tenure Act (British Columbia) and Regulation. This act sets forth rules for

Locating claims

Posting claims

Working claims

Reporting work performed

The Mineral Tenure Act (British Columbia) and Regulation also governs the work requirements for a claim including the minimum annual work requirements necessary to maintain a claim. The holder of a mineral claim must perform exploration and development work on the claim of $100 in each of the first three years and $200 in the eighth and subsequent years.

We are also subject to the British Columbia Mineral Exploration Code (the "Code") that tells us how and where we can explore for minerals. We must comply with these laws to operate our business. The purpose of the Code is to assist persons who wish to explore for minerals in British Columbia to understand the process whereby exploration activities are permitted and regulated. The Code establishes province wide standards for mineral exploration and development activities. The Code also manages and administers exploration and development activities to ensure maximum extraction with a minimum of environmental disturbance. The Code does not apply to certain exploration work we will be conducting. Specifically, work that does not involve mechanical disturbance of the surface including:

Prospecting using hand-held tools

Geological and geochemical surveying

Airborne geophysical surveying

Hand-trenching without the use of explosives

The establishment of gridlines that do not require the felling of trees

Exploration activities that we intend on carrying out which are subject to the provisions of the Code are as follows:

Drilling, trenching and excavating using machinery

Disturbance of the ground by mechanical means

Compliance with these rules and regulations will require us to meet the minimum annual work requirements. Also, prior to proceeding with any exploration work subject to the Code we must apply for a notice of work permit. In this notice we will be required to set out the location, nature, extent and duration of the proposed exploration activities. The notice is submitted to the regional office of the Mines Branch, Energy Division.

In order to explore for gold on our mineral claims we must submit the plan contained in this prospectus for review and pay a fee of $150.00. We believe that the plan as contained in this prospectus will be accepted and an exploration permit will be issued to us. The exploration permit is the only permit or license we will need to explore for gold on our mineral claims.

We currently do not have any pending applications for government approval of our exploration program. We only require one permit for exploration and we have not yet applied for it since it is not required until later stages of exploration (i.e. drilling). We estimate that this exploration permit can be obtained within 2 weeks.

Environmental Law

The Code deals with environmental matters relating to the exploration and development of mining properties. The goal of this Act is to protect the environment through a series of regulations affecting:

1. Health and Safety

2. Archaeological Sites

3. Exploration Access

We are responsible to provide a safe working environment, to not disrupt archaeological sites, and to conduct our activities to prevent unnecessary damage to the mineral claims.

We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the mineral claims. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and we know what that will involve from an environmental standpoint.

We are in compliance with the Mineral Tenure Act (British Columbia) and the Code will continue to comply with these regulations in the future. We believe that compliance with these regulations will not adversely affect our business operations in the future.

There is no requirement to reclaim the mineral claims after we have completed our exploration program. However, a claim must be maintained by performing an annual work requirement or by payment of cash in lieu of work. The minimum amount of exploration and development work on the claim must be $100 per claim in each of the first three years and $200 in the eighth and subsequent years. Provided we meet the minimum annual work requirements or pay cash in lieu of work we will maintain the claims in good standing.

Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties.

Employees and Employment Agreements

At present, we have no employees, other than Mr. Hall. Mr. Hall is currently our only officer. He is also a member of our board of directors. Mr. Mark SAmith is a member of our board of directors. Neither Mr. Hall nor Mr. Smith have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

We intend to hire geologists, engineers and excavation subcontractors on an as needed basis. We have not entered into any negotiations or contracts with any of them. We do not intend to initiate negotiations or hire anyone until we receive proceeds from our offering.

Plan Of Operation

Our plan of operation for the twelve months following the date of this prospectus is to implement the proposed exploration program set out above. We anticipate that the total cost of this program could be up to $125,000.

As well, we anticipate spending an additional $17,000 on professional fees, including fees payable in connection with the filing of this registration statement, complying with reporting obligations and general administrative costs. Total expenditures over the next 12 months are therefore expected to be $142,000.

We currently have enough funds on hand to complete our initial phase 1 of exploration on the property and to pay for expenses associated with this offering.  To complete our proposed exploration program will require additional funding. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock.  However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program.  We believe that debt financing will not be an alternative for funding the complete exploration program.  We do not have any arrangements in place for any future equity financing.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future.  We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  Our management is prepared to provide us with short-term loans, although no such arrangement has been made.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.

We have not and do not intend to seek debt financing by way of bank loan, line of credit or otherwise.  Financial institutions do not typically lend money to mineral exploration companies with no stable source of revenue.

If we do not secure additional funding for exploration expenditures, we may consider seeking an arrangement with a joint venture partner that would provide the required funding in exchange for receiving a part interest in the mineral claims.  We have not undertaken any efforts to locate a joint venture partner.  There is no guarantee that we will be able to locate a joint venture partner who will assist us in funding exploration expenditures upon acceptable terms.  We may also pursue acquiring interests in alternate mineral properties in the future.

Results Of Operations For Period Ending December 31, 2005

We did not earn any revenues during the period ending December 31, 2005.  We have not commenced the exploration stage of our business, other than the review of data and reports associated with the mineral claims, and can provide no assurance that we will discover economic mineralization on the property.

We incurred operating expenses in the amount of $234 for the period from our inception on April 14, 2005 to December 31, 2005. These operating expenses were comprised of general administrative costs.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

MANAGEMENT

Officer and Directors

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Our officer was elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. At the present time we have only one officer, Mr. Aaron Hall. The board of directors has no nominating, auditing or compensation committees. We currently have one officer and two directors. In addition, Mr. Hall intends to recruit an experienced geologist to join our board.

The name, address, age and position of our present officer and directors is set forth below:

Name and Address	Age	Positions
Aaron Hall 8-1728 Yew Street Vancouver, BC	29	President, Secretary, Treasurer and Director
Mark Smith 1000-355 Burrard Street Vancouver, BC	38	Director

The person named above has held his office/position since inception of our company and is expected to hold his office/position until the next annual meeting of our stockholders.

Background of Officer and Directors

Aaron Hall has been our President and Chief Executive Officer and a member of our board of directors since inception. Mr. Hall has devoted approximately 25% or 10 hours per week of his professional time to our business and intends to continue to devote this amount of time in the future.

Since October 2005, Mr. Hall has been attending the Justice Institute of British Columbia, studying conflict resolution.

Since August 2004, Mr. Hall has been working security at the Stone Temple nightclub in Vancouver.

Mr. Hall graduated from the British Columbia Institute of Technology with a Bachelor of Business Administrations in 2002.

In 1997, Mr. Hall graduated from Diploma Financial Management- Corporate Finance, British Columbia Institute of Technology with a diploma in Financial Management.

Mr. Hall has been a qualified Free Miner in the Province of British Columbia. A Free Miner is qualified to explore and stake mineral claims in the Province of British Columbia. A "Free Miner" is the only qualified person capable of staking a valid mineral claim in the Province of British Columbia.

Mark Smith has been a member of our board of directors since incorporation. Mr. Smith devotes approximately 5% or two hours per week of his professional time to our business and intends to continue to devote this amount of time in the future.

Since 2001, Mr. Smith has been an environmental engineering consultant at Sanderson Engineering Ltd. a provider of environmental impact studies to the resource industry.

Mr. Smith graduated from the British Columbia Institute of Technology in Burnaby, British Columbia with a Degree in Environmental Engineering Technology in 2001. Mr. Smith obtained a Bachelor of Arts degree from Simon Fraser University in 1997.

Conflicts of Interest

We do not foresee any conflicts of interest. Any conflicts of interest will be handled on a case by case basis. We have no formal policy to handle conflicts of interest. The reference to "direct conflict of interest" is to conflicts over the acquisition of a certain property or mineral claims which both the company and a director may be interested in. As we do not intend to acquire additional mining properties we do not foresee any direct conflicts. Mr. Hall may acquire additional properties. This will not result in any conflict of interest other for the devotion of Mr. Hall's time to company interests.

EXECUTIVE COMPENSATION

There has been no compensation awarded to, earned by, or paid to our executive officer or directors since incorporation.

Option/SAR Grants

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by our sole officer or either of our directors since we were founded.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

The members of the board of directors are not compensated by us for acting as such.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officer and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and disposition power with respect to the shares.

Name and Address Beneficial Owner [1]	Number of Common Shares	Percentage of Class [2]
Aaron Hall 8-1728 Yew Street Vancouver, BC	2,000,000	72%
All Officers and Directors as a Group (1 person)	2,000,000	72%

[1] The person named above may be deemed to be a parent and promoter of our company by virtue of his direct and indirect stock holdings. Mr. Hall is the only promoter of our company.

[2] The percent of class is based on 2,779,000 shares of common stock issued and outstanding as of the date of this prospectus.

Future Sales by Existing Stockholders

We currently have a total of 39 stockholders. A total of 2,779,000 shares of common stock were issued to the existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 restrictions provide that no restricted shares may be sold during the first 12 months following their initial issuance. For the next year thereafter the greater of 1% per quarter of the issued and outstanding shares of the particular class or such number as is determined by a formula based on average weekly trading volume may be sold. So long as the seller remains an affiliate (i.e. 10% holder) these volume restrictions remain indefinitely. In the event that the seller is not or ceases to be an affiliate, the subject shares become free of hold restrictions after 2 years.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is currently no public market for the securities. Approximately 28,000 restricted shares can be sold in the next 12 months pursuant to Rule 144 of the Securities Act.

Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in the aftermarket.

If and when we create a market for its common stock, our common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

1. Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

2. Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

3. Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

4. The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for our stock.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 30,000,000 shares of common stock, par value $0.001 per share. The following are the all of the material terms that apply to our holders of our common stock:

They have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

They are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

They do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

They are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

We will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

We have not yet appointed a stock transfer agent for our securities. We intend to appoint a stock transfer agent before effectiveness of this prospectus.

CERTAIN TRANSACTIONS

In April 2005, we issued a total of 2,000,000 shares of restricted common stock to Mr. Hall, an officer and director of our company for subscription receivable of $2,000. To date this amount has not been paid to us.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to December 31, 2005 included in this prospectus have been audited by Lopez, Blevins, Bork & Associates, LLP, Independent Registered Public Accountants, of Houston, Texas, as set forth in their report included in this prospectus.

LEGAL MATTERS

The validity of the common stock offered hereby and certain legal matters have been passed on by LLP, Wilson, of Vancouver, British Columbia.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis. The statements will be audited by an Independent Registered Public Accountant.

Our audited financial statement from inception to December 31, 2005 immediately follow:

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Big Bear Mining Corp.
(An Exploration Stage Company)
Vancouver, B.C. Canada

We have audited the accompanying balance sheet of Big Bear Mining Corp. as of December 31, 2005, and the related statements of operations, stockholders' equity, and cash flows for the period from April 14, 2005 (Inception) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Big Bear Mining Corp. as of December 31, 2005, and the results of its operations and its cash flows for the period from April 14, 2005 (Inception) through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Big Bear Mining Corp. will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, Big Bear Mining Corp. has incurred losses through December 31, 2005 totaling $234 with $0 of revenue. Big Bear Mining Corp. will require additional working capital to develop its business until Big Bear Mining Corp. either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about Big Bear Mining Corp's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/Lopez, Blevins, Bork & Associates, LLP
Houston, Texas
February 14, 2006

BIG BEAR MINING CORP.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET
December 31, 2005

ASSETS
Current assets
Cash	$ 43,061
Total current assets	$ 43,061
LIABILITIES AND STOCKHOLDERS' EQUITY
Shareholder advance	$ 495
Total liabilities	495
STOCKHOLDERS' EQUITY:
Common stock, $.001 par value, 30,000,000 shares authorized, 2,779,000 shares issued and outstanding	2,779
Additional paid-in-capital	42,021
Subscription receivable	(2,000)
Deficit accumulated during the development stage	(234)
Total Stockholders' Equity	42,566
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 43,061

See accompanying accounting policies and notes to financial statements

BIG BEAR MINING CORP.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF OPERATIONS
Period from April 14, 2005 (Inception) through December 31, 2005

Inception through December 31, 2005
Expenses:
General and administrative	$ 234
Net loss	$ (234)
Net loss per share:
Basic and diluted	$ (0.00)
Weighted average shares outstanding:
Basic and diluted	2,225,402

See accompanying accounting policies and notes to financial statements

BIG BEAR MINING CORP.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
Period from April 14, 2005 (Inception) through December 31, 2005

	Common Stock		Additional paid in capital	Subscription receivable	Deficit accumulated during development stage	Total
	Shares	Amount
Issuance of common stock for cash	2,779,000	$ 2,779	$ 42,021	(2,000)	-	42,800

Net loss	-	-	-	-	(234)	(234)

Balance, December 31, 2005	2,779,000	$ 2,779	$ 42,021	$ (2,000)	$ (234)	$ 42,566

See accompanying accounting policies and notes to financial statements

BIG BEAR MINING CORP.
(AN EXPLORATION STAGE COMPANY)

STATEMENT OF CASH FLOWS
Period from April 14, 2005 (Inception) through December 31, 2005

Inception through December 31, 2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (234)
Adjustments to reconcile net deficit to cash used by operating activities:	-
CASH FLOWS USED IN OPERATING ACTIVITIES	(234)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from shareholder advance	495
Issuance of common stock, net of subscriptions receivable	42,800
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	43,295
NET INCREASE IN CASH	43,061
Cash, beginning of period	-
Cash, end of period	$ 43,061
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$ -
Income taxes paid	$ -
NON CASH TRANSACTION
Common stock issued for subscription receivable	$ 2,000

See accompanying accounting policies and notes to financial statements

BIG BEAR MINING CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Nature of business

Big Bear Mining Corp. ("Big Bear") was incorporated in Nevada on April 14, 2005. Big Bear engages in the acquisition and exploration of gold claims in the province of British Columbia, Canada. In British Columbia, Big Bear is registered under the name Big Thunder Mining Corp. The gold exploration is to determine the economic viability of the gold reserve recovery. If the gold reserve deemed to be valuable, Big Bear may seek assistance of other mining companies to mine the gold reserve.

Use of Estimates

The preparation of financial statements in conformity generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the period. Actual results may differ from those estimates.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Foreign Currency Translation

Foreign currency transaction gains and losses are included in operations.

Income Taxes

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Financial Instruments

Big Bear's financial instruments consist of cash. Unless otherwise noted, it is management's opinion that Big Bear is not exposed to significant interest, currency or credit risks arising from its financial instrument.

Recent Accounting Pronouncements

Big Bear does not expect the adoption of recently issued accounting pronouncements to have a significant impact on Big Bear's results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN

Big Bear's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Big Bear has incurred net losses of $234 for the year ended December 31, 2005. This condition raises substantial doubt about Big Bear's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

Big Bear is working to secure additional financing to fund its mineral exploration and development activities and to meet its obligations and working capital requirements over the next twelve months.

There are no assurances that Big Bear will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support Big Bear's working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, Big Bear will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to Big Bear. If adequate working capital is not available Big Bear may be required to curtail its operations.

NOTE 3 - COMMON STOCK

At inception, Big Bear issued 2,000,000 shares of stock to its founding shareholder for $2,000 cash. This amount is classified as a subscription receivable. As of December 31, 2005 $2,000 of the cash payment for the original common shares is outstanding.

The company raised $3,900 from the sale of 390,000 common shares, and $38,900 from the sale of 389,000 common shares pursuant to Regulation S.

NOTE 4 - INCOME TAXES

Big Bear follows Statement of Financial Accounting Standards Number 109 (SFAS 109), "Accounting for Income Taxes." Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

December 31,
2005
Refundable Federal income tax attributable to:
Current Operations	$ 35
Less, Change in valuation allowance	(35)
Net refundable amount	$ -

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

December 31,
2005
Deferred tax asset attributable to:
Net operating loss carryover	$ 35
Less, Change in valuation allowance	(35)
Net deferred tax asset	$ -

At December 31, 2005, Big Bear had an unused net operating loss carryover approximating $100 that is available to offset future taxable income; it expires beginning in 2025.

NOTE 5 - SHAREHOLDER ADVANCES

During the period ending December 31, 2005 a shareholder of the company advanced the company $495. The advances are due on demand.

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property, an officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 - MINERAL CLAIM TRANSACTION

In December 2005, Mr. Aaron Hall, the President, acquired one mineral claim by the staking of the same. Mr. Hall has agreed to contribute the claim to Big Bear in order for the company to mine these claims. The claim will be transferred to the Company at the shareholder's basis when the Company determines it is economical to mine the claim. As of December 31, 2005 the claim was still in Mr. Hall's name.

TABLE OF CONTENTS

Page No.

SUMMARY OF OUR OFFERING	5
RISK FACTORS	7
RISKS ASSOCIATED WITH OUR COMPANY	7
RISKS ASSOCIATED WITH THIS OFFERING	9
USE OF PROCEEDS	11
DETERMINATION OF OFFERING PRICE	12
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	12
PLAN OF DISTRIBUTION; TERMS OF THE OFFERING	15
BUSINESS	17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	29
MANAGEMENT	32
EXECUTIVE COMPENSATION	34
PRINCIPAL STOCKHOLDERS	35
DESCRIPTION OF SECURITIES	37
CERTAIN TRANSACTIONS	38
LITIGATION	38
EXPERTS	38
LEGAL MATTERS	38
FINANCIAL STATEMENTS	F-1 - F-8
BIG BEAR MINING CORP. PROSPECTUS 779,000 SHARES OF COMMON STOCK

******************************************************************************

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

  Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to this Prospectus.
  Article XI of the Bylaws of the company, filed as Exhibit 3.2 to this Prospectus.
  Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee Printing Expenses Accounting Fees and Expenses Legal Fees and Expenses Federal Taxes State Taxes Transfer Agent Fees	$ 45.00 1,000.00 4,000.00 11,000.00 0.00 0.00 1,000.00
TOTAL	$17,045.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

In October 2005 we completed an offering of an aggregate of 390,000 common shares at a price per share of $0.01to the 14 individuals below for cash consideration of $3,900. These shares were issued pursuant to Regulation S of the Securities Act.

Page II-1

Name of Subscriber Number of Shares

JOHN STUART ANDERSON 50,000

DERRICK HUMPHREYS 10,000

STEVE ROGERS 40,000

TAMMY ANDERSON 25,000

AMY ANGUS 10,000

ALISTER BRODIE 25,000

JEREMY McCARTHY 40,000

BEN GREGORY 10,000

NELSON FERRETT 50,000

ANDY GREEN 10,000

VICTORIA HAMER-JACKSON 50,000

MICHELLE BRABNIK 10,000

SHELLY HAMER-JACKSON 10,000

RUSSEL J. LIM 50,000

In November 2005 we completed an offering for an aggregate of 388,000 common shares at a price per share of $0.10 to the 24 individuals below for cash consideration of $38,800. These shares were issued pursuant to Regulation S of the Securities Act.

Name of Subscriber Number of Shares

SEAMUS TURNBULL    5,000

DANNY SIEGEL 7,000

NORMA FREEMAN 10,000

KOBY CARLETON 7,500

GARY MANG 10,000

ADRIAN BUCKLEY 8,000

DARREN UYENO 5,000

GEOFF A. VIRGO 3,000

STEVE FREEMAN 2,000

DAMIAN OSBORNE 15,000

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Name of Subscriber Number of Shares

TRISH AY 15,000

MARIA HAY 5,000

WAYNE KILL 30,000

ADAM ROSS 75,000

SHAUN LAYTON 18,000

JASON FROST 82,000

DENNIS THOMAS 64,000

NICK TCHORBADJIYSKY 6,000

THOMAS ROSS 10,000

MAURICIO INZUNZA 5,000

HUGO MOLINA 2,000

CURTIS THOMAS 2,500

LEE-WAI YU 1,000

JOBI JOBBER 1,000

Regulation S Compliance

Each offer or sale above was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

Page II-3

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

In addition, we issued 2,000,000 restricted shares of common stock to Mr. Hall under Section 4(2) of the Securities Act of 1933 in April 2005. Mr. Hall is a sophisticated investor, is an officer and director of the company, and was in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description
3.1	Articles of Incorporation
3.3	Bylaws
5.1	Opinion of Clark, Wilson LLP regarding the legality of the Securities being registered.
10.1	Mineral Property Purchase Agreement
23.1	Consent of Lopez, Blevins, Bork & Associates, LLP Certified Public Accountants.
23.2	Consent of Clark, Wilson LLP(included in Exhibit 5.1)

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Page II-4

The undersigned registrant hereby undertakes to file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

  Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and not withstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the commission pursuant to rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the calculation of registration fee table in the effective registration statement.
  Include any additional or changed material information on the plan of distribution.
  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
  For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
    Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
    Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Page II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia on this 17th day of March, 2006.

BIG BEAR MINING CORP.

BY: /s/ Aaron Hall
Aaron Hall
President, Secretary, Treasurer and a
member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Aaron Hall, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Aaron Hall Aaron Hall	President, Treasurer, Secretary, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and member of Board of Directors	March 17, 2006
/s/ Mark Smith Mark Smith	Member of Board of Directors	March 17, 2006

Page II-6